ACCEPTANCE CERTIFICATE
Pursuant to the engine sale agreement dated January 19, 2022 between FINNAIR AIRCRAFT FINANCE OY (“Seller”) and CONTRAIL AVIATION SUPPORT, LLC (“Buyer”) relating to two (2) used CFM56-5B3/2P engines bearing manufacturer’s serial numbers 779999 and 779969 (“Sale Agreement”) Buyer HEREBY UNCONDITIONALLY AND IRREVOCABLY CERTIFIES to Seller that:

1    Buyer did on the 19th day of April, 2022 inspect the Engines at Larnaca International Airport (LCA), Cyprus and Buyer confirms that the Engines conform with the description and are in the condition and equipped as required by the terms of the Sale Agreement;
2    Buyer hereby unconditionally and irrevocably accepts the Engines in an “AS IS WHERE IS” condition with all faults and defects (whether or not discoverable by inspection) and the provisions of Clause 8 of the Sale Agreement are repeated as if set out in full herein; and
3    the condition of the Engines is satisfactory and compliant with the terms of the Sale Agreement in all respects, without reservation or exception, and Buyer has no rights or claims whatsoever against Seller in respect of the condition of the Engines or any of the other matters referred to in Clause 8 of the Sale Agreement.
Capitalised terms in this Acceptance Certificate but not otherwise defined herein shall have the same meaning as used in the Sale Agreement.
Date:     __April 20, 2022______________
By:    __/s/ Joseph G. Kuhn__________
Title:    _CEO______________________
Duly authorised, for and on behalf of
CONTRAIL AVIATION SUPPORT, LLC